UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020 (April 20, 2020)

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant.

Pursuant to the Paycheck Protection Program (the “PPP”) guidelines originally established by the U.S. federal government as part of the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, BioLife Solutions, Inc. (the “Company”) determined that it met the eligibility requirements and determined to apply for relief to support its ability to maintain its employees’ compensation and avoid having to layoff or furlough any of its employees. As such, on April 20, 2020, the Company received $2,175,320 in support (the "PPP Loan") from the PPP. The PPP Loan is unsecured and is evidenced by a note in favor of Silicon Valley Bank (the "Lender") as the lender (the "Note"), and is governed by a Loan Agreement with the Lender (the "Loan Agreement").

Because the U.S. government subsequently changed its position and guidelines related to the PPP and publicly traded companies, the Company intends to repay the loan on or before May 7, 2020. Prior to receiving the PPP Loan, the Company had determined to reduce the compensation of its officers and directors by twenty-five percent (25%), reduce the compensation of other staff members and implement other cost reductions. At this time, the Company has no intent to layoff or furlough any of its employees.

The interest rate on the Note is 1.0% per annum. Payments of principal and interest are deferred for 180 days from the date of the Note (the deferral period). The Paycheck Protection Program provides a mechanism for forgiveness of up to the full amount borrowed as long as the Company uses the loan proceeds during the eight-week period after the loan origination for eligible purposes, including U.S. payroll costs, certain benefits costs, rent and utilities costs, and maintains its employment and compensation levels, subject to certain other requirements and limitations. The amount of loan forgiveness is subject to reduction, among other reasons, if the Company terminates employees or reduces salaries or wages during the eight-week period. Any unforgiven portion of the PPP Loan is payable over a two-year term, with payments deferred during the deferral period. The Company is permitted to prepay the Note at any time without payment of any premium. The Note contains customary events of default, including, among others, those relating to failure to make a payment, bankruptcy, material defaults on other indebtedness, breaches of representations, and material adverse changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: April 24, 2020	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer